                      BROWN & SHARPE MANUFACTURING COMPANY


                                   as Obligor



                                   $75,000,000

                                   % Senior Notes
                                ---
                               due August 1, 2002



                        ---------------------------------
                                    INDENTURE

                          Dated as of            , 1994
                                      -----------
                        ---------------------------------


                                [to be supplied]

                                     Trustee


                                TABLE OF CONTENTS

                                                                       Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
          Section 1.01.  Definitions . . . . . . . . . . . . . . . . .    1
          Section 1.02.  Other Definitions . . . . . . . . . . . . . .   16
          Section 1.03.  Incorporation by Reference of Trust Indenture
                         Act . . . . . . . . . . . . . . . . . . . . .   17
          Section 1.04.  Rules of Construction . . . . . . . . . . . .   18

                                    ARTICLE 2
                                 THE SECURITIES

          Section 2.01.  Form and Dating . . . . . . . . . . . . . . .   18
          Section 2.02.  Execution and Authentication  . . . . . . . .   18
          Section 2.03.  Registrar and Paying Agent  . . . . . . . . .   19
          Section 2.04.  Paying Agent to Hold Money in Trust . . . . .   20
          Section 2.05.  Holders Lists . . . . . . . . . . . . . . . .   20
          Section 2.06.  Transfer and Exchange . . . . . . . . . . . .   20
          Section 2.07.  Replacement Securities  . . . . . . . . . . .   21
          Section 2.08.  Outstanding Securities  . . . . . . . . . . .   22
          Section 2.09.  Treasury Securities . . . . . . . . . . . . .   22
          Section 2.10.  Temporary Securities  . . . . . . . . . . . .   22
          Section 2.11.  Cancellation  . . . . . . . . . . . . . . . .   23
          Section 2.12.  Defaulted Interest  . . . . . . . . . . . . .   23

                                    ARTICLE 3
                                   REDEMPTION

          Section 3.01.  Notices to Trustee  . . . . . . . . . . . . .   23
          Section 3.02.  Selection of Securities to Be Redeemed  . . .   24
          Section 3.03.  Notice of Redemption  . . . . . . . . . . . .   25
          Section 3.04.  Effect of Notice of Redemption  . . . . . . .   26
          Section 3.05.  Deposit of Redemption Price . . . . . . . . .   26
          Section 3.06.  Securities Redeemed in Part . . . . . . . . .   26
          Section 3.07.  Optional Redemption . . . . . . . . . . . . .   26
          Section 3.08.  Mandatory Redemption  . . . . . . . . . . . .   27
          Section 3.09.  Offer to Redeem by Application of Net
                         Proceeds  . . . . . . . . . . . . . . . . . .   27

                                    ARTICLE 4
                                    COVENANTS

          Section 4.01.  Payment of Securities . . . . . . . . . . . .   28
          Section 4.02.  Maintenance of Office or Agency . . . . . . .   29
          Section 4.03.  SEC Reports . . . . . . . . . . . . . . . . .   29
          Section 4.04.  Compliance Certificate  . . . . . . . . . . .   30


                                                                       Page
          Section 4.05.  Taxes . . . . . . . . . . . . . . . . . . . .   31
          Section 4.06.  Stay, Extension and Usury Laws  . . . . . . .   31
          Section 4.07.  Limitation on Restricted Payments . . . . . .   31
          Section 4.08.  Limitation on Dividend and Other Payment
                         Restrictions Affecting Restricted Subsidiaries  33
          Section 4.09.  Limitation on Indebtedness  . . . . . . . . .   34
          Section 4.10.  Asset Sales . . . . . . . . . . . . . . . . .   36
          Section 4.11.  Limitation on Sale and Leaseback Transactions   37
          Section 4.12.  Limitation on Transactions with Affiliates  .   38
          Section 4.13.  Limitation on Liens . . . . . . . . . . . . .   39
          Section 4.14.  Corporate Existence . . . . . . . . . . . . .   40
          Section 4.15.  Liquidation . . . . . . . . . . . . . . . . .   41
          Section 4.16.  Change of Control . . . . . . . . . . . . . .   42
          Section 4.17.  Maintenance of Properties . . . . . . . . . .   43
          Section 4.18.  Maintenance of Insurance  . . . . . . . . . .   44

                                    ARTICLE 5
                                   SUCCESSORS

          Section 5.01.  When the Issuer May Merge, etc  . . . . . . .   44
          Section 5.02.  Successor Substituted . . . . . . . . . . . .   46

                                    ARTICLE 6
                              DEFAULT AND REMEDIES

          Section 6.01.  Events of Default . . . . . . . . . . . . . .   46
          Section 6.02.  Acceleration  . . . . . . . . . . . . . . . .   48
          Section 6.03.  Other Remedies  . . . . . . . . . . . . . . .   49
          Section 6.04.  Waiver of Past Defaults . . . . . . . . . . .   50
          Section 6.05.  Control by Majority . . . . . . . . . . . . .   50
          Section 6.06.  Limitation on Suits . . . . . . . . . . . . .   50
          Section 6.07.  Rights of Holders to Receive Payment  . . . .   51
          Section 6.08.  Collection Suit by Trustee  . . . . . . . . .   51
          Section 6.09.  Trustee May File Proofs of Claim  . . . . . .   51
          Section 6.10.  Priorities  . . . . . . . . . . . . . . . . .   52
          Section 6.11.  Undertaking for Costs . . . . . . . . . . . .   53

                                    ARTICLE 7
                                     TRUSTEE

          Section 7.01.  Duties of Trustee . . . . . . . . . . . . . .   53
          Section 7.02.  Rights of Trustee . . . . . . . . . . . . . .   55
          Section 7.03.  Individual Rights of Trustee  . . . . . . . .   55
          Section 7.04.  Trustee's Disclaimer  . . . . . . . . . . . .   55
          Section 7.05.  Notice of Defaults  . . . . . . . . . . . . .   56
          Section 7.06.  Reports by Trustee to Holders . . . . . . . .   56
          Section 7.07.  Compensation and Indemnity  . . . . . . . . .   56
          Section 7.08.  Replacement of Trustee  . . . . . . . . . . .   57
          Section 7.09.  Successor Trustee by Merger, etc  . . . . . .   59


                                                                       Page
          Section 7.10.  Eligibility; Disqualification . . . . . . . .   59
          Section 7.11.  Preferential Collection of Claims Against
                         Issuer  . . . . . . . . . . . . . . . . . . .   59

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

          Section 8.01.  Option to Effect Legal Defeasance or Covenant
                         Defeasance. . . . . . . . . . . . . . . . . .   59
          Section 8.02.  Legal Defeasance and Discharge  . . . . . . .   60
          Section 8.03.  Covenant Defeasance . . . . . . . . . . . . .   60
          Section 8.04.  Conditions to Legal or Covenant Defeasance  .   61
          Section 8.05.  Deposited Money and Government Securities to
                         Be Held in Trust; Other Miscellaneous
                         Provisions. . . . . . . . . . . . . . . . . .   63
          Section 8.06.  Repayment to Company  . . . . . . . . . . . .   64
          Section 8.07.  Reinstatement . . . . . . . . . . . . . . . .   64

                                    ARTICLE 9
                                   AMENDMENTS

          Section 9.01.  Without Consent of Holders  . . . . . . . . .   65
          Section 9.02.  With Consent of Holders . . . . . . . . . . .   65
          Section 9.03.  Compliance with Trust Indenture Act . . . . .   67
          Section 9.04.  Revocation and Effect of Consents . . . . . .   67
          Section 9.05.  Notation on or Exchange of Securities . . . .   67
          Section 9.06.  Trustee to Sign Amendments. etc . . . . . . .   68

                                   ARTICLE 10
                             INTERCREDITOR AGREEMENT

          Section 10.01.  Authorization of Actions to Be Taken by the
                          Trustee Under the and the Intercreditor
                          Agreement. . . . . . . . . . . . . . . . . .   68
          Section 10.02.  Authorization of Receipt of Funds by the
                          Trustee Under the Intercreditor Agreement . .  68
          Section 10.03.  Conflicts  . . . . . . . . . . . . . . . . .   69

                                   ARTICLE 11
                                  MISCELLANEOUS

          Section 11.01.  Trust Indenture Act Controls . . . . . . . .   69
          Section 11.02.  Notices  . . . . . . . . . . . . . . . . . .   69
          Section 11.03.  Communication by Holders with Other Holders    70
          Section 11.04.  Certificate and Opinion as to Conditions
                          Precedent. . . . . . . . . . . . . . . . . .  70
          Section 11.05.  Statements Required in Certificate or
                          Opinion. . . . . . . . . . . . . . . . . . .   71
          Section 11.06.  Rules by Trustee and Agents  . . . . . . . .   72
          Section 11.07.  Legal Holidays . . . . . . . . . . . . . . .   72
          Section 11.08.  No Recourse Against Others . . . . . . . . .   72
          Section 11.09.  Duplicate Originals  . . . . . . . . . . . .   72
          Section 11.10.  Governing Law  . . . . . . . . . . . . . . .   72
          Section 11.11.  No Adverse Interpretation of Other
                          Agreements . . . . . . . . . . . . . . . . .   73
          Section 11.12.  Successors . . . . . . . . . . . . . . . . .   73

                                                                       Page
          Section 11.13.  Severability . . . . . . . . . . . . . . . .   73
          Section 11.14.  Counterpart Originals  . . . . . . . . . . .   73
          Section 11.15.  Table of Contents, Headings, etc . . . . . .   73

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

                                                                       Page

     EXHIBITS

     EXHIBIT A - FORM OF SENIOR NOTE
     EXHIBIT B - FORM OF INTERCREDITOR AGREEMENT


               INDENTURE, dated as of _________ ___, 1994, between Brown & Sharpe Manufacturing Company, a Delaware corporation (the "Company"), and [to be supplied], as trustee ("Trustee").

               The Company and the Trustee agree as follows, for the benefit of each other and for the equal and ratable benefit of the Holders of the ___% Senior Notes due August 1, 2002 (the "Securities") of the Company:


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

     Section 1.01.  Definitions.
     ------------   -----------

               "Acquired Indebtedness" of any specified person means
                ---------------------
     Indebtedness of any other person and its Subsidiaries at the time such other person merged with or into or became a Subsidiary of such specified person or assumed by the specified person in connection with the acquisition of assets from such other person, including, without limitation, Indebtedness of such other person and its Subsidiaries incurred by the specified person in connection with or in anticipation of (a) such other person and its Subsidiaries being merged with or into or becoming a Subsidiary of such specified person or (b) such Acquisition by the specified person.

               "Affiliate" means, with respect to any party, any person
                ---------
     directly or indirectly controlling or controlled by or under direct or indirect common control with such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

               "Agent" means any Registrar, Paying Agent or co-registrar.
                -----

               "Applicable Premium" means, in respect of Securities, 110%
                ------------------
     of the principal amount of such Securities.

               "Asset Sale" means, with respect to the Issuer or any
                ----------
     Restricted Subsidiary, the sale, lease, conveyance or other disposition (including, without limitation, by way of merger or consolidation, and whether by operation of law or otherwise) of any of the Issuer's or such Restricted Subsidiary's assets (including, without limitation, (x) any sale or other disposition of Equity Interests of any Restricted Subsidiary and (y) any sale or other disposition of any non-cash consideration received by the Issuer or such Restricted Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale), whether owned on the date hereof or subsequently acquired, in one transaction or a series of related transactions; provided, however; that the following shall not constitute an Asset Sale:
     (i) a transaction or series of related transactions (other than transactions described in clause (y) above) in which the Fair Market Value of the cash and/or other consideration received (including, without limitation, the unconditional assumption of Indebtedness) is less than $500,000; (ii) a transaction or series of related transactions that results in a Change of Control; and (iii) sales of inventory, spare parts and related items in the ordinary course of business of the Issuer and its Restricted Subsidiaries, consistent with past practices.

               "Attributable Indebtedness" means, with respect to any sale
                -------------------------
     and leaseback arrangement, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such arrangement and (ii) the present value (discounted at a rate equivalent to the Issuer's then current weighted average cost of funds for borrowed money, compounded on a semi-annual basis) of the total Obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

               "Board of Directors" means the Board of Directors of the
                ------------------
     Issuer, any Restricted Subsidiary of the Issuer or any authorized committee of the Board of Directors.

               "Business Day" means any day other than a Legal Holiday.
                ------------

               "Capital Stock" means any and all shares, interests,
                -------------
     participations or other equivalents (however designated) of corporate stock.

               "Capitalized Lease Obligation" means Indebtedness
                ----------------------------
     represented by Obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such Obligations determined in accordance with such principles.

               "Change of Control" means the occurrence of any of the
                -----------------
     following: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Capital Stock of the Company, (ii) a merger or consolidation of the Issuer with or into another corporation with the effect that the stockholders of the Issuer immediately prior to such merger or consolidation hold less than 50% of the combined voting power of the securities of the surviving corporation of such merger or the corporation resulting from such merger or consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors outstanding immediately after such merger or consolidation, (iii) the sale, conveyance, transfer or lease by the Issuer of all or substantially all of its assets to any person in one transaction or a series of related transactions or (iv) within any period of twenty-four consecutive months, a majority of the Board of Directors of the Issuer is not composed of Continuing Directors.

               "Consolidated Cash Flow" of any person for any period means
                ----------------------
     the sum (without duplication) of (i) the Consolidated Net Income of such person for such period, (ii) the sum of (A) provision for income taxes based on income or profits for such period, (B) Total Interest Expense for such period, (C) depreciation expense for such period, (D) amortization expense for such period and (E) other non-cash charges for such period, in each case, to the extent such expense reduced Consolidated Net Income for such period, minus (iii) non-cash items increasing Consolidated Net Income for such period, in each case determined on a consolidated basis for such person and its consolidated Restricted Subsidiaries in accordance with GAAP.

               "Consolidated Indebtedness" means the Indebtedness of the
                -------------------------
     Issuer and its consolidated Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP.

               "Consolidated Net Income" of any person for any period the
                -----------------------
     aggregate Net Income of such person and its Subsidiaries (other than, in the case of the Issuer, an Unrestricted Subsidiary of the Issuer) for such period, provided that (i) the Net Income of any person which is not a Subsidiary of such person but which is consolidated with such person or is accounted for by such person by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions paid to such person or a wholly owned Subsidiary of such person (other than, in the case of the Issuer, an Unrestricted Subsidiary of the Issuer), (ii) the Net Income of any person acquired by such person or a Subsidiary of such person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the Net Income of any Subsidiary of such person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such person shall be excluded to the extent of such restrictions, (iv) the Net Income of
     (A) any Unrestricted Subsidiary and (B) any Subsidiary less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by the Issuer or its wholly owned Restricted Subsidiaries shall be included for the purpose of determining Net Income only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to the Issuer or a wholly owned Restricted Subsidiary of the Issuer, (v) in the case of the Issuer, the Net Income or loss attributable to any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by the Issuer or any Restricted Subsidiary of the Issuer for any period prior to the date of such acquisition shall be excluded, and (vi) all extraordinary gains and losses, any gain or loss realized upon the termination of any employee pension benefit plan or in respect of dispositions of assets other than in the ordinary course of business and any one-time increase or decrease to Net Income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

               "Consolidated Net Worth" means consolidated shareowners'
                ----------------------
     equity as determined in accordance with GAAP.

               "Continuing Directors" means any member of the Board of
                --------------------
     Directors who (i) is a member of the Board of Directors on the date hereof or (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

               "Corporate Trust Office of the Trustee" shall be at the
                -------------------------------------
     address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Issuer.

               "Credit Agent" means [to be supplied], in its capacity as
                ------------
     agent for the Lenders party to the Credit Agreement and any successor thereto.

               "Credit Agreement" means, collectively, (i) that [name of
                ----------------
     agreement], by and among the Company, the Lenders that may be from time to time parties thereto and the Credit Agent, and the other Loan Documents (as defined therein) (or other analogous documents entered into in connection with any refinancing thereof), as any of the foregoing has been or may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto and any other agreement pursuant to which any of the Indebtedness, commitments, Obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed, extended, refunded or increased, as any such other agreement may from time to time at the option of the parties thereto be amended, supplemented, renewed or otherwise modified; and (ii) after the Credit Agent has acknowledged in writing that the Credit Agreement has been terminated and all then outstanding Indebtedness and Obligations thereunder or with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of (as designated by the Board of Directors of the Issuer in its sole judgment and evidenced by a resolution thereof) such Credit Agreement, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced; provided, however, that the Credit Agent under any such successor or replacement Credit Agreement shall agree to be bound by the Intercreditor Agreement.

               "DEA" means DEA S.p.A, an Italian corporation, all the
                ---
     outstanding capital stock of which shall have been acquired by the Company on the date of this Indenture.

               "Default" means any event which is or, after notice or
                -------
     passage of time or both, would become an Event of Default.

               "Eligible Investments" means, as to any person, (i)
                --------------------
     securities issued or directly and fully guaranteed or insured by the United States of America (and, in the case of Eligible Investments of a Foreign Subsidiary, the principal jurisdiction in which it operates) or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America (or, in the case of Eligible Investments of a Foreign Subsidiary, the principal jurisdiction in which it operates) is pledged in support thereof) having maturities of not more than one year from the date of acquisition of such person, (ii) time deposits and certificates of deposit of any commercial bank organized in the United States of America (or, in the case of Eligible Investments of a Foreign Subsidiary, the principal jurisdiction in which it operates) of recognized standing having capital and surplus in excess of

     $100,000,000, (iii) repurchase Obligations with a term of not more than seven (7) days for underlying securities of the types described in clause
     (i) above (except that there shall be no restrictions on the maturities of such underlying securities pursuant to this clause (iii) entered into with any bank meeting the qualifications specified in clause (ii)), (iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States of America (or, in the case of Eligible Investments of a Foreign Subsidiary, the principal jurisdiction in which it operates)) of recognized standing having capital and surplus in excess of $100,000,000, and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within 365 days from the date of acquisition thereof, (v) securities, bonds, notes, debentures, investments or other forms of Indebtedness of any person rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Services, Inc., and in each case maturing within 365 days from the date of acquisition thereof and (vi) investments in money market or mutual funds registered under the Investment Company Act of 1940, as amended, whose sole investments are comprised of securities of the types described in clause (i) through (v) above.

               "Equity Interests" means shares, interests, participation or
                ----------------
     other equivalents (however designated) of Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, capital stock).

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
     amended.

               "Existing Debentures" means the Company's 9 1/4%
                -------------------
     Convertible Subordinated Debentures due 2005 issued under the Indenture dated as of October 1, 1980 between the Company and Morgan Guaranty Trust Company of New York, as Trustee.

               "Existing Indebtedness" means all Indebtedness of the Issuer
                ---------------------
     and its Subsidiaries (including DEA and its Subsidiaries) existing on the date hereof, after giving effect to the acquisition by the Company of all the outstanding stock of DEA, the Offering and the application of the proceeds therefrom [and including the North Kingstown mortgage].

               "Existing Liens" means Liens existing on the date of the
                --------------
     Indenture or incurred in connection with the North Kingstown Mortgage.

               "Fair Market Value" means, with respect to any asset or
                -----------------
     property, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. "Fair Market Value" shall be determined by a majority of the members of the Board of Directors of the Issuer and a majority of the disinterested members of such Board of Directors, if any, acting in good faith and shall be evidenced by a duly and properly adopted resolution of the Board of Directors; except that any determination of Fair Market Value made with respect to any real property or personal property which is customarily appraised shall be made by an independent qualified appraiser.

               "Fixed Charges" means for any person for any period, the sum
                -------------
     of (i) Total Interest Expense and (ii) dividends or other distributions paid on Preferred Stock of such person and its Restricted Subsidiaries for such period.

               "Fixed Charge Coverage Ratio" means for any person for any
                ---------------------------
     period, the ratio of its (a) Consolidated Cash Flow to (b) Fixed Charges for such period. If, at any time during the period for which Consolidated Cash Flow or Fixed Charges of any person is required to be determined, or concurrently with or immediately after the incurrence of any Indebtedness giving rise to any such determination, any of the following events shall occur: (i) such person acquires a Subsidiary; (ii) such person or any of its Restricted Subsidiaries acquire, directly or indirectly, a business;
     (iii) such person or any of its Subsidiaries sells or otherwise disposes of any of their respective Subsidiaries (a "Stock Disposition") or any properties or assets (including on liquidation, dissolution or winding up) outside the ordinary course of business (an "Asset Disposition") and such Stock Disposition or Asset Disposition, together with all other Stock Dispositions and Asset Dispositions during the immediately preceding 12-month period, accounts for more than 5% of such person's Consolidated Cash Flow for the four consecutive fiscal quarters immediately preceding the date of such determination; or (iv) such person or any of its Subsidiaries incurs any Indebtedness, then Consolidated Cash Flow and Fixed Charges shall be computed giving pro forma effect to such event and the application of the proceeds, if any, therefrom, as if such event (and the application of such proceeds) had occurred at the beginning of such period. Pro forma adjustments made pursuant to the preceding sentence shall reflect only actual transactions and shall not reflect any assumed increases in income or reductions of expenses. For purposes of this definition, if the date of determination occurs prior to the date on which the Issuer's consolidated financial statements for the four full fiscal quarters subsequent to the date on which the Securities are originally issued are first available, Consolidated Cash Flow and Fixed Charges shall be calculated giving pro forma effect to (i) the issuance of any Securities outstanding on the date of determination and (ii) any merger of the Issuer that occurred at any time during the period (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the date of determination and (B) ending on and including the date of determination as, in the case of clauses (i) and (ii), if they had occurred on the first day of such period.

               "Foreign Subsidiary" means any Subsidiary of the Issuer,
                ------------------
     more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside the United States.

               "GAAP" means generally accepted accounting principles set
                ----
     forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Articles 4 and 5 hereof, GAAP shall mean such generally accepted accounting principles, as in effect on the date hereof.

               "Guarantee" means a guarantee (other than by endorsement of
                ---------
     negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "Holder" means a person in whose name a Security is
                ------
     registered.

               "Indebtedness" of any person means the principal of and
                ------------
     interest on (i) all indebtedness for money borrowed or which is evidenced by a bond, debenture, note or other similar instrument or agreement, whether or not for money borrowed, but excluding trade credit evidenced by any such instrument or agreement; (ii) Capitalized Lease Obligations; (iii) indebtedness, secured or unsecured, created or arising in connection with the acquisition or improvement of any property or asset or the acquisition of any business; (iv) all indebtedness secured by any Lien upon property owned by such person and all indebtedness secured in the matter specified in this clause even if such person has not assumed or become liable for the payment thereof; (v) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person or otherwise representing the deferred and unpaid balance of the purchase price of any such property, including all indebtedness created or arising in the manner specified in this clause even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (vi) Guarantees, direct or indirect, of any indebtedness of other persons referred to in clauses (i) through (v) above, or of dividends or leases, taxes or other Obligations of other persons, excluding any Guarantee arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (vii) contingent Obligations in respect of, or to purchase or otherwise acquire or be responsible or liable for, through the purchase of products or services, irrespective of whether such products are delivered or such services are rendered, or otherwise, any such indebtedness referred to in clauses (i) through
     (v) above; and (viii) any Obligation, contingent or otherwise, arising under any surety, performance or maintenance bond; which indebtedness, Capitalized Lease Obligation, Guarantee or contingent Obligation such person has directly or indirectly created, incurred, assumed, guaranteed or otherwise become liable or responsible for, whether then outstanding or thereafter created. For purposes of the foregoing definition, the liquidation preference of any Preferred Stock issued by a Subsidiary of the Issuer to persons other than the Issuer or a wholly owned Restricted Subsidiary of the Issuer shall be deemed to represent an equal principal amount of Indebtedness and dividends thereon shall be deemed to represent an equal amount of interest. Any reference in this definition to indebtedness shall be deemed to include any renewals, extensions, refundings, amendments and modifications of any such indebtedness or any indebtedness issued in exchange for such indebtedness.

               "Indenture" means this Indenture as amended or supplemented
                ---------
     from time to time.

               "Independent Director" of any person means any director who
                --------------------
     is not an employee or an officer of such person and who is not otherwise an Affiliate (other than by virtue of his or her position as a director) of such person.

               "Intercreditor Agreement" means that certain Intercreditor
                -----------------------
     Agreement dated as of the date hereof by and between the Trustee and the Credit Agent, substantially in the form attached hereto as Exhibit B, and as subsequently amended, modified or supplemented.

               "Interest Rate Protection Agreement" means any interest rate
                ----------------------------------
     protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a person or any of its Subsidiaries against fluctuations in interest rates to or under which such person or any of its Subsidiaries is or becomes a party or a beneficiary.

               "Investment" means any direct or indirect advance, loan,
                ----------
     other extension of credit or capital contribution to, purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities of, or purchase or other acquisition of all or a substantial part of the business, assets, Equity Interests or other evidence of beneficial ownership of, or any other investment in or Guarantee of any Indebtedness of, any person.

               "Issuer" means the Company, as obligor under the Securities,
                ------
     unless and until a successor replaces the Company in accordance with
     Article 5 hereof and thereafter includes such successor.

               "Lenders" means those banks and other persons (other than
                -------
     the Issuer) party to the Credit Agreement.

               "Lien" means any mortgage, lien, pledge, security interest,
                ----
     charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

               "Net Income" means for any person for any period the net
                ----------
     income (loss) of such person and its Subsidiaries (other than, in the case of the Issuer, Unrestricted Subsidiaries) determined in accordance with GAAP consistently applied.

               "Net Proceeds" means the aggregate cash proceeds received by
                ------------
     the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, the proceeds of insurance paid on account of the loss of or damage to any property, or compensation or other proceeds for any property taken by condemnation, eminent domain or similar proceedings, and any non-cash consideration received by the Issuer or any Restricted Subsidiary from any Asset Sale that is converted into or sold or otherwise disposed of for cash within ninety (90) days after the relevant Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions arising from such Asset Sale), (iii) all amounts required to be applied to the repayment of, or representing the amount of permanent reductions in the commitments relating to, Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale (other than Indebtedness relating to the Securities) which Lien is and is permitted to be prior to the Lien on such assets in favor of the Trustee, if any, and (iv) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP.

               "Obligations" means for any person all principal, premium,
                -----------
     interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness of such person including, without limitation, all amounts payable by such person as a result of all interest rate protection agreements, and the net cost to such person of foreign exchange contracts and interest rate swap, collar or similar agreements or arrangements designed to protect such person as an obligor or entered into in the ordinary course of business.

               "Offering" means the public offering of the Securities,
                --------
     described in the Prospectus.

               "Officers" means the Chairman of the Board, the President,
                --------
     the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of the Issuer.

               "Officers' Certificate" means a certificate signed by two
                ---------------------
     Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Issuer.

               "Opinion of Counsel" means an opinion from legal counsel who
                ------------------
     is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuer or the Trustee.

               "Permitted Investments" means (a) investments in cash and
                ---------------------
     Eligible Investments; (b) Investments in any wholly owned Subsidiary of the Issuer by the Issuer, or by any other wholly owned Subsidiary of the Issuer, provided that such Investment shall only be a Permitted Investment so long as any such wholly owned Subsidiary in which the Investment has been made or which has made such Investment remains a wholly owned Subsidiary of the Issuer; (c) Investments, not exceeding $2,000,000 at any one time in the aggregate, in joint ventures, partnerships or persons that are not wholly owned Subsidiaries of the Issuer that are made solely for the purpose of acquiring or developing a Related Business; and (d) Investments of the Issuer and its Subsidiaries arising as a result of any Asset Sale otherwise complying with the terms of the Indenture, provided that for each Asset Sale the maximum aggregate amount of Investments permitted under this clause (d) shall not exceed 25% of the total consideration received for such Asset Sale by the Issuer, or any Subsidiary of the Issuer.

               "Permitted Liens" means, as of any particular time, any one
                ---------------
     or more of the following:

               (a) Liens for taxes, rates and assessments not yet due or, if due, the validity of which is being contested diligently and in good faith by the Issuer or any Restricted Subsidiary and against which the Issuer has established appropriate reserves in accordance with GAAP;

               (b) the Lien of any judgment rendered which is being contested diligently and in good faith by the Issuer or any of its Restricted Subsidiaries and against which the Issuer has established appropriate reserves and which does not have a material adverse effect on the ability of the Issuer and its Restricted Subsidiaries to operate their business or operations;

               (c) other than in connection with Indebtedness, any Lien arising in the ordinary course of business (i) to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory Obligations of the Issuer or any Restricted Subsidiary, or to secure surety or appeal bonds to which the Issuer or any Restricted Subsidiary is a party,
     (ii) imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors' or carriers' Liens created by law, or deposits or pledges which are not yet due or, if due, the validity of which is being contested diligently and in good faith by the Issuer or any Restricted Subsidiary and against which the Issuer has established appropriate reserves and (iii) like Liens;

               (d) servitude, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges which will not in the aggregate materially adversely impair the use of the subject property by the Issuer or a Restricted Subsidiary;

               (e) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Issuer or a Restricted Subsidiary as such property is used as of the date hereof;

               (f) any extension, renewal, substitution or replacement (or successive extension, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (e) of this definition or the Indebtedness secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to that portion of the property or assets, now owned or hereafter acquired, that was subject to the Lien prior to such extension, renewal, substitution or replacement Lien and (2) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased.

               "person" means any individual, corporation, partnership,
                ------
     joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

               "Preferred Stock," as applied to the Equity Interests in any
                ---------------
     corporation, means stock of any class or classes (however designated) which is preferred over shares of stock of any other class of such corporation as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation or as to dividends.

               "Prospectus" means the Prospectus, dated __________, 1994,
                ----------
     relating to the Securities.

               "Redeemable Stock" means any Equity Interest that by its
                ----------------
     terms or otherwise is required to be redeemed prior to the maturity of the Securities, or is redeemable at the option of the holder thereof at any time prior to such maturity, or is convertible into or exchangeable for debt securities, at the option of the issuer at any time prior to such maturity, until the right to so convert or exchange is irrevocably relinquished.

               "Related Business" means any corporation or other entity
                ----------------
     engaged in, and any asset utilized in, the manufacture of metrology products or any product reasonably related to metrology products.

               "Responsible Officer" means with respect to the Trustee, any
                -------------------
     officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Restricted Subsidiary" means (i) any Subsidiary of the
                ---------------------
     Issuer, in existence on the date hereof, (ii) any Subsidiary of the Issuer organized or acquired after the date hereof, unless such Subsidiary shall have been designated an Unrestricted Subsidiary by a resolution of the Board of Directors as provided in the definition of "Unrestricted Subsidiary" and (iii) an Unrestricted Subsidiary which is designated a Restricted Subsidiary by the Board of Directors; provided, that immediately after giving effect to such designation referred to in clauses (ii) and (iii), (A) no Default or Event of Default shall have occurred and be continuing and (B) the Issuer could incur at least $1.00 of Indebtedness pursuant to the first paragraph of Section 4.09 hereof, on a pro forma basis taking into account such designation. The Issuer will evidence any such designation to the Trustee by promptly filing with the Trustee an Officer's Certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence. Notwithstanding the foregoing, Restricted Subsidiaries shall include DEA and the corporate and other entities owned, directly or indirectly, by DEA.

               "Revolving Credit Indebtedness" means, without duplication,
                -----------------------------
     Indebtedness of the Issuer incurred pursuant to or in connection with one or more revolving credit, letter of credit or other working capital facilities (including without limitation the Revolving Credit Facility), in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of (i) [$45,000,000] and (ii) the sum of
     (A) [85%] of the gross book value of accounts receivable of the Issuer and its Restricted Subsidiaries and (B) [50%] of the gross book value of the inventory of the Issuer and its Restricted Subsidiaries.

               "SEC" means the Securities and Exchange Commission.
                ---

               "Securities" means the Securities described above issued
                ----------
     under this Indenture.

               "Securities Act" means the Securities Act of 1933, as
                --------------
     amended.

               "Senior Indebtedness" means (i) the Securities, (ii) all
                -------------------
     Revolving Credit Indebtedness, (iii) all additional Indebtedness incurred by the Issuer or its Restricted Securities that is permitted to be incurred pursuant hereto that is not by its terms subordinated to the Securities and (iv) all renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereof, in whole or in part, that are permitted pursuant to the Indenture. Senior Indebtedness shall not include the 9 1/4% Convertible Subordinated Debentures.

               "Sinking Fund Payments on Existing Debentures" means
                --------------------------------------------
     scheduled sinking fund payments under the Existing Debentures, and purchases by the Issuer of Existing Debentures to be used by the Issuer to make scheduled sinking fund payments under the Existing Debentures due within one year from the date purchased.

               "Subsidiary" means, with respect to the Issuer, (i) any
                ----------
     corporation of which the outstanding Equity Interests having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, shall at the time be owned, directly or indirectly, by the Issuer and one or more of its Subsidiaries or by one or more of the Issuer's Subsidiaries or (ii) any other person or entity of which at least a majority of voting interest, under ordinary circumstances, shall at the time be owned, directly or indirectly, by the Issuer, by the Issuer and one or more of its Subsidiaries or by one or more of the Issuer's Subsidiaries.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
                ---
     (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

               "Total Interest Expense" means for any person for any period
                ----------------------
     the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and amortization of deferred financing costs, in each case calculated in accordance with GAAP) and all but the principal component of rentals in respect of Capitalized Lease Obligations, paid or accrued by such person and its Restricted Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, (i) interest on Indebtedness determined on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Chief Financial Officer of such person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

               "Trustee" means the party named as such above until a
                -------
     successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "Unrestricted Subsidiary" means, until such time as it may
                -----------------------
     be designated as a Restricted Subsidiary by the Board of Directors of the Issuer as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Issuer organized or acquired after the date hereof in which all Restricted Investments by the Issuer or any Restricted Subsidiary are made only from funds available for the making of Restricted Payments pursuant to Section
     4.07 hereof and (ii) any Subsidiary of an Unrestricted Subsidiary. Subject to the foregoing, the Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns Equity Interests of, or owns or holds any Lien upon any property of, any Subsidiary of the Issuer which is not a Subsidiary of such Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries. The Issuer will evidence any such designation by promptly filing with the Trustee an Officers' Certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence.

               "U.S. Government Obligations" means direct Obligations of
                ---------------------------
     the United States of America, or any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged.

     Section 1.02.  Other Definitions.
     ------------   -----------------
                                             Defined in
                     Term                      Section
                     ----                   -----------
              "Asset Sale Offer"               3.09
              "Bankruptcy Law"                 6.01
              "Change of Control Date"         4.16
              "Change of Control Offer"        4.16

              "Change of Control Payment Date" 4.16
              "Computation Date"               4.07
              "Computation Period"             4.07
              "Covenant Defeasance"            8.03
              "Custodian"                      6.01
              "Event of Default"               6.01
              "incur"                          4.09
              "Legal Defeasance"               8.02
              "Legal Holiday"                 11.07
              "Paying Agent"                   2.03
              "Refinancing"                    4.09
              "Refinancing Indebtedness"       4.09
              "Registrar"                      2.03
              "Restricted Payments"            4.07


     Section 1.03.  Incorporation by Reference of Trust Indenture Act.
     ------------   -------------------------------------------------

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Securities;
                --------------------

               "indenture security holder" means a Holder;
                -------------------------

               "indenture to be qualified" means this Indenture;
                -------------------------

               "indenture trustee" or "institutional trustee" means the
                -----------------      ---------------------
     Trustee;

               "obligor" on the Securities means the Issuer or any
                -------
     successor obligor upon the Securities.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.04.  Rules of Construction.
     ------------   ---------------------

               Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural and in the plural include the singular; and

               (5)  provisions apply to successive events and transactions.


                                    ARTICLE 2
                                 THE SECURITIES

     Section 2.01.  Form and Dating.
     ------------   ---------------

               The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issued initially in denominations of $1,000 and integral multiples thereof.

     Section 2.02.  Execution and Authentication.
     ------------   ----------------------------

               An Officer of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.

               If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

               A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

               The Trustee shall, upon a written order of the Issuer signed by two Officers of the Issuer, authenticate Securities for original issue up to an aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth herein except as provided in Section 2.07.

               The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate.

     Section 2.03.  Registrar and Paying Agent.
     ------------   --------------------------

               The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

               The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

     Section 2.04.  Paying Agent to Hold Money in Trust.
     ------------   -----------------------------------

               The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

     Section 2.05.  Holders Lists.
     ------------   -------------

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA
     (S)(S)312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount thereof, and the Issuer shall otherwise comply with TIA (S) 312(a).

     Section 2.06.  Transfer and Exchange.
     ------------   ---------------------

               When Securities are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuer shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

               Neither the Issuer nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day fifteen
     (15) days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between a record date and the next succeeding interest payment date.

               No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Issuer).

               Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent, nor the Issuer shall be affected by notice to the contrary.

     Section 2.07.  Replacement Securities.
     ------------   ----------------------

               If any mutilated Security is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by two Officers of the Issuer, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge for its expenses in replacing a Security.

               Every replacement Security is an additional Obligation of the Issuer.

     Section 2.08.  Outstanding Securities.
     ------------   ----------------------

               The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

               If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

     Section 2.09.  Treasury Securities.
     ------------   -------------------

               In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer knows to be so owned shall be so considered.

     Section 2.10.  Temporary Securities.
     ------------   --------------------

               Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of the written order of the Issuer signed by two Officers of the Issuer, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

     Section 2.11.  Cancellation.
     ------------   ------------

               The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act) unless the Issuer directs them to be returned to them. The Issuer may not issue new Securities to replace Securities that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer unless by a written order, signed by one Officer of the Issuer, the Issuer shall direct that cancelled Securities be returned to them.

     Section 2.12.  Defaulted Interest.
     ------------   ------------------

               If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Securities and in
     Section 4.01 hereof. The Issuer shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                    ARTICLE 3
                                   REDEMPTION

     Section 3.01.  Notices to Trustee.
     ------------   ------------------

               If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least forty-five (45) days but not more than sixty (60) days before a redemption date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Securities to be redeemed and the redemption price.

               If the Issuer is required to make an offer to redeem Securities pursuant to the provisions of Section 3.09 hereof, it shall notify the Trustee in writing of the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Securities to be redeemed and the redemption price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Issuer or one of its Restricted Subsidiaries has effected an Asset Sale and (b) the conditions set forth in Section
     4.10 have been satisfied.

     Section 3.02.  Selection of Securities to Be Redeemed.
     ------------   --------------------------------------

               If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the Holders of the Securities pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than thirty (30) nor more than sixty (60) days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

               The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000 except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

               In the event the Issuer is required to make an offer to redeem Securities pursuant to Sections 3.09 and 4.10 hereof and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuer any remaining Net Proceeds.

     Section 3.03.  Notice of Redemption.
     ------------   --------------------

               Subject to the provisions of Section 3.09 hereof, at least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuer shall mail a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

               The notice shall identify the Securities to be redeemed and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

               (4)  the name and address of the Paying Agent;

               (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Issuer defaults in making such redemption payment, interest on Securities or portions of Securities called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

               At the Issuer's request, the Trustee shall give the notice of redemption in the name of the Issuer and at its expense; provided, however, that the Issuer shall deliver to the Trustee, at least forty-five (45) days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section 3.04.  Effect of Notice of Redemption.
     ------------   ------------------------------

               Once notice of redemption is mailed in accordance with
     Section 3.03 herein, Securities called for redemption become due and payable on the redemption date at the redemption price.

     Section 3.05.  Deposit of Redemption Price.
     ------------   ---------------------------

               On or before the redemption date, the Issuer shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

               Interest on the Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment, if the Issuer makes the redemption payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

     Section 3.06.  Securities Redeemed in Part.
     ------------   ---------------------------

               Upon surrender of a Security that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     Section 3.07.  Optional Redemption.
     ------------   -------------------

               At any time, on or after August 1, 1998, the Issuer may redeem all or any of the Securities at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning August 1, of the years indicated below:

                    Year                                 %
                    ----                              ------
                    1998 . . . . . . . . . . . . . .      %
                    1999 . . . . . . . . . . . . . .      %
                    2000 . . . . . . . . . . . . . .      %
                    2001 . . . . . . . . . . . . . .   100%

     Notwithstanding the foregoing, at any time on or before August 1, 1997, the Issuer may redeem Securities with the net proceeds of any public offering of common stock of the Issuer, in whole or in part, at a redemption price equal to the Applicable Premium for such Securities, plus accrued interest to the redemption date; provided, that each such redemption must be consummated within 90 days of receipt of the proceeds of such public offering and at least $56,250,000 aggregate principal amount of the Securities must remain outstanding after each such redemption. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections
     3.01 through 3.06 hereof.

     Section 3.08.  Mandatory Redemption.
     ------------   --------------------

               Subject to the Issuer's obligation to make an offer to purchase Securities under certain circumstances pursuant to Sections
     4.10 and 4.16 hereof, the Issuer shall have no mandatory redemption or sinking fund obligations with respect to the Securities.

     Section 3.09.  Offer to Redeem by Application of Net Proceeds.
     ------------   ----------------------------------------------

               Within 90 days after the occurrence of any event requiring the Issuer to offer to redeem Securities pursuant to the provisions of
     Section 4.10 hereof, the Issuer shall deliver to the Trustee a notice of redemption pursuant to Section 3.01 hereof (without regard to the number of prior days' notice required). Within fifteen (15) days thereafter, the Trustee shall select the Securities to be offered to be redeemed in accordance with Section 3.02 hereof. Within fifteen
     (15) Business Days thereafter, the Issuer shall mail or cause the Trustee to mail (in the name of the Issuer, at its expense and pursuant to an Officers' Certificate as required by Section 3.03 hereof) an offer to redeem (the "Asset Sale Offer") to each Holder whose Securities are to be offered to be redeemed. The Issuer shall make the Asset Sale Offer in compliance with all applicable laws, including, without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. The Asset Sale Offer shall identify the Securities to which it relates and shall contain the information required by clauses (1) through
     (8) of Section 3.03 hereof and shall provide for a redemption date no earlier than fifty (50) days after the giving of the Asset Sale Offer. The redemption price shall be 100% of the principal amount of the Securities, plus accrued interest to the redemption date.

               A Holder receiving an Asset Sale Offer may elect to have redeemed the Securities to which the Asset Sale Offer relates by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security and providing such form to the Trustee on or before thirty (30) days preceding the redemption date. A Holder may not elect to have redeemed less than all of the Securities to which the Asset Sale Offer relates. In the event that less than all of the Holders receiving an Asset Sale Offer elect to have Securities redeemed, the Issuer or the Trustee (in the name of the Issuer, at its expense and pursuant to an Officers' Certificate as required by
     Section 3.03 hereof) shall, no later than twenty (25) days preceding the redemption date, mail an additional Asset Sale Offer to the Holders of the Securities, if any, who have provided written notice of election to redeem Securities and whose Securities have not been completely redeemed. Such additional Asset Sale Offer shall be accepted by the Holder by providing written notice of such acceptance to the Trustee on or before fifteen (15) days preceding the redemption date. The Trustee shall thereafter mail a notice of redemption in accordance with Section 3.03 hereof at least ten (10) days prior to the redemption date.

               Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS

     Section 4.01.  Payment of Securities.
     ------------   ---------------------

               The Issuer shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds on or before that date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuer, no later than three (3) Business Days following the date of payment, any money

     (including accrued interest) that exceeds such amount of principal and interest paid on the Securities.

               The Issuer shall pay interest (including post-petition interest) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful. It shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 4.02.  Maintenance of Office or Agency.
     ------------   -------------------------------

               The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its Obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

     Section 4.03.  SEC Reports.
     ------------   -----------

               (i) The Issuer shall file with the Trustee, with a copy to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, promptly after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Issuer is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall continue to file with the SEC and the Trustee, with such copy to the Holders, on the same timely basis, such reports, information and other documents as it would file if it were subject to the requirements of
     Section 13 or 15(d) of the Exchange Act. The Issuer shall also comply with the provisions of TIA (S)(S) 314(a).

              (ii) If the Issuer is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Issuer shall cause any annual report to its stockholders and any quarterly or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

             (iii) The Issuer shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this
     Section 4.03. The delivery of such reports, documents and information shall be at the sole expense of the Issuer.

     Section 4.04.  Compliance Certificate.
     ------------   ----------------------

               (i) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

              (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
     Section 4.03 above shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuer or any of its Subsidiaries has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

             (iii) The Issuer shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (a) any Default or Event of Default or (b) any event of default under any other mortgage, indenture or instrument referred to in Section 6.01(5), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuer is taking or proposes to take with respect thereto.

     Section 4.05.  Taxes.
     ------------   -----

               The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

     Section 4.06.  Stay, Extension and Usury Laws.
     ------------   ------------------------------

               The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.07.  Limitation on Restricted Payments.
     ------------   ---------------------------------

               Subject to the other provisions of this Section 4.07, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividends on any class of Equity Interest of the Company or such Restricted Subsidiary (other than dividends payable by a [wholly owned]

     Restricted Subsidiary on account of its Equity Interests), (ii) make any payment on account of, or set apart money for a sinking or other analogous fund for the purchase, redemption or other retirement of any such Equity Interests (other than the purchase, redemption or other retirement by a Restricted Subsidiary of its Equity Interests held by the Issuer or a wholly owned Restricted Subsidiary), (iii) make any distribution in respect of such Equity Interests (including through mergers, liquidations or other transactions commonly known as leveraged buyouts (other than distributions by a Restricted Subsidiary on account of its Equity Interests held by the Issuer or a wholly owned Restricted Subsidiary), (iv) purchase, defease, redeem or otherwise retire any Indebtedness issued by the Issuer or any Restricted Subsidiary that is subordinated to the Securities (other than Sinking Fund Payments or the Existing debentures in accordance with their terms), or (v) make any Investment (other than a Permitted Investment), either directly or indirectly, whether in cash or property or in obligations of the Issuer (all of the foregoing being called "Restricted Payments"), unless, (I) in the case of a dividend, such dividend is payable not more than 60 days after the date of declaration and (II) after giving effect to such proposed Restricted Payment, all the conditions set forth in clauses (1) through (3) below shall be satisfied (A) at the date of such declaration (in the case of a dividend), (B) at the date of such setting apart (in the case of any such fund), or (C) on the date of such other payment or distribution (in the case of any other Restricted Payment) (each such date being referred to as a "Computation Date"):

          (1) no Default or Event of Default shall have occurred and be continuing or would result as a consequence of the making of such Restricted Payment;

          (2) the Issuer's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the Computation Date, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have be, more than 2.0 to 1; and

          (3) the aggregate amount of Restricted Payments made after the date hereof (including the proposed Restricted Payment) shall not exceed the sum of (i) 50% of the cumulative Consolidated Net Income of the Issuer for the period beginning with the first fiscal quarter commencing after the issuance of the Senior Notes to and including the Computation Date (each such period to constitute a "Computation Period") (or if such cumulative Consolidated Net Income shall be a loss, 100% of such loss), (ii) the aggregate net cash proceeds received by the Issuer from the issue or sale of Equity Interests of the Issuer (other than Redeemable Stock) or cash contributions to the Issuer's capital subsequent to the date hereof and (iii) the aggregate net cash proceeds of the issue or sale of any Indebtedness of the Issuer which subsequent to the date hereof has been converted into Equity Interests of the Issuer (other than Redeemable Stock).

               For purposes of this Section 4.07, (a) the amount of any Restricted Payment declared, paid or distributed in property of the Issuer or any Restricted Subsidiary shall be deemed to be the net book value of any such property that is intangible property and the Fair Market Value (as determined by and set forth in a resolution of the Issuer's board of directors) of any such property that is tangible property, in each case, at the Computation Date and after deducting related reserves for depreciation, depletion and amortization; (b) the amount of any Restricted Payment declared, paid or distributed in Obligations of the Issuer or any Restricted Subsidiary shall be deemed to be the principal amount of such Obligations as of the date of the adoption of a resolution by the Board of Directors or such Restricted Subsidiary authorizing such Restricted Payment and (c) a distribution to holders of the Issuer's Equity Interests of (i) shares of Capital Stock or other Equity Interests of any Restricted Subsidiary of the Issuer or (ii) other assets of the Issuer, without, in either case, the receipt of equivalent consideration therefor shall be regarded as the equivalent of a cash dividend equal to the excess of the Fair Market Value of the Equity Interests or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor.

               Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Issuer's latest available internal financial statements.

     Section 4.08.  Limitation on Dividend and Other Payment Restrictions
     ------------   -----------------------------------------------------
                    Affecting Restricted Subsidiaries.
                    ---------------------------------

               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Issuer or any other Restricted Subsidiary on its Equity Interests, (ii) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (iii) make loans or advances to the Issuer or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) financing or credit agreements in effect as of the date of the Indenture, including the Credit Agreement, as in effect on the date hereof, (b) the Securities and the Indenture, (c) any restriction, with respect to a Subsidiary of the Issuer that is not a Subsidiary of the Issuer and not created as a result of or in anticipation of such entity becoming a Restricted Subsidiary of the Issuer; provided that such encumbrance or restriction is not applicable to any person or the properties or assets of any person other than the person that becomes a Subsidiary, (d) customary provisions restricting subletting or assignment of any lease,
     (e) with respect to clause (iv) above, in connection with purchase money obligations for property acquired in the ordinary course of business or
     (f) consensual encumbrances and restrictions of the type described in clauses (a) and (b) hereof that are not materially less favorable to the Holders than those contained in or pursuant to the agreements being replaced or the agreements evidencing the Indebtedness being refinanced.

     Section 4.09.  Limitation on Indebtedness.
     ------------   --------------------------
               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to ("incur"); provided, however, that the Issuer, but not a Restricted Subsidiary of the Issuer, may incur Indebtedness if at the time of such incurrence and after giving pro forma effect thereto the Issuer's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, calculated on a pro forma basis as if such Indebtedness was incurred on the first day of such four-quarter period, would be greater than or equal to 2.0 to 1.

               Notwithstanding the foregoing, the limitations of this
     Section 4.09 shall not apply to the incurrence of:

               (a)  Indebtedness of the Issuer evidenced by the Securities;

               (b)  Indebtedness of the Issuer constituting Existing
                    Indebtedness;

               (c) Indebtedness of the Issuer [and its Restricted Securities] constituting Revolving Credit Indebtedness;

               (d) Acquired Indebtedness, Capitalized Lease Obligations of the Issuer [and its Restricted Subsidiaries] and Indebtedness of the Issuer [and its Restricted Subsidiaries] secured by Liens that secure payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date hereof; provided, however, that the aggregate principal amount of such Indebtedness permitted by this clause (d) shall not exceed $[10,000,000] outstanding at any time;

               (e) Indebtedness of the Issuer [and its Restricted Subsidiaries] incurred in connection with any sale and leaseback arrangement permitted under Section 4.11 hereof;

               (f) Indebtedness of any Restricted Subsidiary issued to or held by the Issuer or another Restricted Subsidiary;

               (g) Indebtedness of the Issuer [and its Restricted Subsidiaries] in an aggregate amount not to exceed $5,000,000 outstanding at any time;

               (h) Indebtedness under Currency Agreements related to payment obligation in respect of Indebtedness of the Issuer or of its Restricted Subsidiaries incurred in accordance with this Indenture and Indebtedness in respect of Currency Agreements entered into with respect to payables and receivables of the Issuer and its Restricted Subsidiaries, provided that in the case of Currency Agreements that relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer or of its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency or exchange rates;

               (i) Indebtedness incurred in respect of performance bonds, bankers' acceptances or letters of credit of the Company and of any Restricted Subsidiary of the Issuer and surety bonds provided by the Issuer or any Subsidiary of the Issuer in the ordinary course of business, the Indebtedness incurred under this clause (i) not to exceed $5,000,000 in the aggregate;

               (j) Indebtedness of the Issuer under Interest Rate Protection Agreements covering Indebtedness which bears interest at fluctuating interest rates to the extent the notional principal amount of such Interest Rate Protection Agreements does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate; and

               (k) Any refinancing, refunding, deferral, renewal or extension (each, a "Refinancing") of any Indebtedness of the Issuer permitted by the preceding paragraph or by clause (a) or (c) of this Section 4.9 (the "Refinancing Indebtedness"); provided, however, that
                    (i) such Refinancing does not increase the total Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries outstanding at the time of such Refinancing, (ii) the Refinancing Indebtedness shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being refinanced, refunded, deferred, renewed or extended and (iii) if the Indebtedness being refinanced, refunded, deferred, renewed or extended is subordinated to the Securities, the Refinancing Indebtedness incurred to refinance, refund, defer, renew or extend such Indebtedness shall be subordinated in right of payment to the Securities on terms at lease as favorable to the Holders as those contained in the documentation governing the Indebtedness being so refinanced, refunded, deferred, renewed or extended.

     Section 4.10.  Asset Sales.
     ------------   -----------

               (i) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (a) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash; provided, however, that the amount of (1) any liability (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or such Restricted Subsidiary that is assumed by the transferee in any such transaction (other than securities which are subordinated in right of payment to the Securities) and (2) any cash equivalent, note or other Obligation received by the Issuer or any such Restricted Subsidiary from such transferee that is converted by the Issuer or such Restricted Subsidiary into cash, within 30 days of the receipt thereof, shall be deemed to be cash for purposes of this provision; and (b) the Net Proceeds received by the Issuer or such Restricted Subsidiary from such Asset Sale are applied in accordance with the following Sections 4.10(ii) and (iii).

              (ii) Within 270 days after consummation of such Asset Sale, the Issuer shall apply 100% of the Net Proceeds thereof to either (A) an investment in a Related Business or (B) an Asset Sale Offer pursuant to Section 3.09 hereof.

             (iii) An Asset Sale Offer pursuant to this Section 4.10 shall be made pursuant to the provisions of Section 3.09 hereof. Simultaneously with the notification of such Asset Sale Offer to the Trustee as required by Sections 3.01, 3.03 and 3.09 hereof, the Issuer shall provide the Trustee with an Officers' Certificate setting forth the information required to be included therein by Section 3.01 hereof and, in addition, setting forth the calculations used in determining the amount of Net Proceeds to be applied to the redemption of Securities.

              (iv) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and all other securities laws or regulations in connection with any Asset Sale Offer and the repurchase of the Securities described above.

     Section 4.11.  Limitation on Sale and Leaseback Transactions.
     ------------   ---------------------------------------------

               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement with any person providing for the leasing by the Issuer or any such Restricted
     Subsidiary of any real property or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such person in contemplation of such leasing; provided, however, that the Company or a Restricted
     Subsidiary of the Company may enter into any such sale leaseback arrangement if (i) the Issuer or such Restricted Subsidiary is permitted to dispose of such asset pursuant to Section 4.10 hereof and
     (ii) (a) the Issuer would be entitled, under the first paragraph of
     Section 4.09 hereof,
     to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such arrangement or (b) the net proceeds of such sale are at least equal to the Fair Market Value of such property and the Issuer applies the Net Proceeds of such sale pursuant to Section 4.10 hereof.

     Section 4.12. Limitation on Transactions with Affiliates.
     ------------  ------------------------------------------

               The Issuer and its Subsidiaries will not, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any of their respective Affiliates (other than transactions among two or more of the Issuer and its Subsidiaries in the ordinary course of business), except if (i)(A) in the case of any such transactions in which the aggregate rental value, remuneration or other consideration (including the value of a loan) together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, exceeds $500,000, the board of directors and the Independent Directors of the Issuer that are disinterested, each have (by a majority vote including the vote of at least one Independent Director) determined in good faith that the aggregate rental price, remuneration or other consideration (including the value of any loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Issuer or its Subsidiary, as the case may be, on an arm's length basis for similar properties, assets, rights, goods or services by or to a person not affiliated with the Issuer or its Subsidiaries and (B) in the case of any such transaction in which the aggregate rental value, remuneration or other consideration (including the value of any loan), together with the aggregate rental value, remuneration or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transaction proposed to be consummated, exceeds $5,000,000, the board of directors of the Issuer and the Independent Directors of the Issuer that are disinterested (each by a majority vote including the vote of at least one Independent Director), and a nationally recognized investment bank, unaffiliated with the Issuer and the Affiliate which is party to such transaction has determined that the aggregate rental price, remuneration or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Issuer or its Subsidiary, as the case may be, on an arm's length basis for similar properties, assets, rights, goods or services by or to a person not affiliated with the Issuer or its Subsidiaries, as the case may be, and such transaction is entered into in good faith and on an arm's-length basis.

     Section 4.13.  Limitation on Liens.
     ------------   -------------------

               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of their respective assets or properties now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except for the following:

               (a)  Existing Liens;

               (b) Liens on accounts receivable, inventory[, general intangibles] and proceeds therefrom granted in connection with Revolving Credit Indebtedness;

               (c)  Permitted Liens;

               (d)  the Lien granted to the Trustee pursuant to Sections
                    6.09 and 7.07 hereof;

               (e) Liens on assets or properties of the Issuer, [but not on assets or properties] of Restricted Subsidiaries of the Issuer, to secure the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date hereof; provided, however, that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the lesser of cost or Fair Market Value of the assets or property so acquired or constructed, (ii) the Indebtedness secured by such Liens shall have otherwise been permitted to be incurred pursuant to Section 4.09 hereof and (iii) such Liens shall not encumber any other assets or property of the Issuer or any of its Restricted Subsidiaries and shall attach to such assets or property within ninety
                    (90) days of the completion of construction or acquisition of such assets or property;

               (f) any Lien on assets or properties of the Issuer[, but not on assets] or [properties] of Restricted
                    Subsidiaries of the Issuer[,] securing any Capitalized Lease Obligation, which Capitalized Lease Obligation is permitted to be incurred pursuant to Section 4.09 hereof; provided, however, that such Liens do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries other than the property or assets subject to such Capitalized Lease Obligations;

               (g) Liens securing Acquired Indebtedness permitted to be incurred under Section 4.09 hereof; provided, however, that (i) such Liens existed on the date such asset or property was acquired and were not incurred as a result of or in anticipation of such acquisition and (ii) such Liens do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries other than the property or assets so acquired;

               (h) Any Lien on assets or properties of the Issuer [or of Restricted Subsidiaries of the Issuer] granted in connection with a sale and leaseback transaction permitted to be incurred pursuant to Section 4.11 hereof; provided, however, that such Liens do not extend to or cover any property or assets not the subject of such sale and leaseback transaction;

               (i) Liens securing Refinancing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted hereunder and which is permitted to be refinanced pursuant to Section 4.09; provided, however, that such Liens do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and

               (j) Liens on assets which are created to secure Senior Indebtedness, so long as the Senior Notes are equally and ratably secured thereby.

     Section 4.14.  Corporate Existence.
     ------------   -------------------

               Subject to Section 4.15 and Article 5 hereof, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsidiaries) rights (charter and statutory), licenses and franchises; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

     Section 4.15.  Liquidation.
     ------------   -----------

               The Issuer will not adopt any plan of liquidation or dissolution which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole otherwise than substantially as an entirety (Article 5 hereof being the Section which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Issuer and its Restricted Subsidiaries taken as a whole to the holders of Equity Interests of the Issuer, unless in connection with the adoption of such plan the Issuer makes provision for, or agrees that prior to making any liquidating distribution pursuant to such plan, it will make provision for, the satisfaction of the Issuer's Obligations hereunder and under the Securities as to the payment of principal, premium, if any, and interest. The Issuer shall be deemed to make provision for such payments only if (a) the Issuer has deposited or caused to be deposited with the Trustee or Paying Agent (other than the Issuer or its Restricted Subsidiaries) irrevocably as trust funds in trust for the purpose, (1) money in an amount, (2) U.S. Government Obligations which through the payment of principal and interest in respect thereof in accordance with their terms will provide not later than one day before the due date of the payment (referred to below) money in an amount, or (3) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or Paying Agent, to pay and discharge the principal of and interest on the Securities on the stated maturity date of such principal or interest or
     (b) the liquidation is in compliance with Article 5 hereof; provided, however, that the Issuer shall not make any liquidating distribution until after the Issuer has certified to the Trustee in an Officers' Certificate at least five (5) days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 4.15.

     Section 4.16.  Change of Control.
     ------------   -----------------

               In the event of a Change of Control (the time of such Change of Control being referred to as the "Change of Control Date"), the Issuer shall notify the Trustee in writing thereof and shall make an offer (the "Change of Control Offer") on a Business Day not more than sixty (60) Business Days after the Change of Control Date (the "Change of Control Payment Date"), to purchase all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of payment. The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable federal and state securities laws.

               Notice of a Change of Control Offer shall be mailed by the Issuer not less than 30 days nor more than 45 days before the Change of Control Payment Date to the Holders at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing until the close of business on the Change of Control Payment Date and shall remain open for no less than twenty (20) Business Days. The notice, which shall govern the terms of the Change of Control Offer, shall state:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Securities tendered will be accepted for payment;

               (2)  the purchase price and the Change of Control Payment
                    Date;

               (3) that any Securities not tendered will continue to accrue interest;

               (4) that any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Issuer prior to the close of business on the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Issuer receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

               (7) that Holders whose Securities are purchased only in part will be issued Securities representing the unpurchased portion of the Securities surrendered;

               (8) the instructions that Holders must follow in order to tender their Securities; and

               (9) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical and projected financial information after giving effect to such Change of Control, information regarding the persons acquiring control and such person's business plans going forward).

               On the Change of Control Payment Date, the Issuer will (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Issuer. The Paying Agent shall promptly mail to the Holder of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.

     Section 4.17.  Maintenance of Properties.
     ------------   -------------------------

               The Issuer shall, and shall cause its Restricted Subsidiaries to, maintain their respective properties and assets in normal working order and condition as on the date hereof (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Issuer and its

     Restricted Subsidiaries taken as a whole; provided that nothing herein shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing any maintenance of any such properties if such discontinuance is desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

     Section 4.18.  Maintenance of Insurance.
     ------------   ------------------------

               The Issuer shall, and shall cause its Restricted Subsidiaries to, (i) maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is customarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Issuer and its Restricted Subsidiaries operate (which may include self-insurance in comparable form to that maintained by such responsible companies); (ii) provide to the Trustee an endorsement to such insurance providing that the insurance companies issuing such policies will give the Trustee at least fifteen (15) days prior written notice of cancellation, non-renewal or any other material change; and (iii) maintain the Trustee for the benefit of the Holders as additional insured, as its interest appears, with respect to liability insurance.


                                    ARTICLE 5
                                   SUCCESSORS

     Section 5.01.  When the Issuer May Merge, etc.
     ------------   ------------------------------

               The Issuer will not consolidate with or merge with or into (whether or not the Issuer is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets and those of its Restricted Subsidiaries taken as a whole in one or more related transactions to, another corporation, person or entity unless:

               (i) the person formed by or surviving any such consolidation or merger (if other than the Issuer) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the Obligations of the Issuer, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under this Indenture and the Securities;

              (ii) the entity or the person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

             (iii) except in the case of a merger or consolidation involving only the Issuer and one or more Restricted Subsidiaries, the Issuer or any person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the first paragraph or clause (i) of
                    Section 4.09 hereof (assuming a market rate of interest with respect to such additional Indebtedness);

              (iv) the Consolidated Net Worth of the Issuer or person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall, immediately after giving effect to such transaction, be not less than the Consolidated Net Worth of the Company prior to such transaction; and

               (v) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an Obligation of the Issuer or any of its Subsidiaries or of such person as a result of such transaction as having been incurred by the Issuer or such Subsidiary of such person, as the case may be, at the time of such transaction, no Default or Event of Default exists.

               The Issuer shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i) through
     (v) above, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

     Section 5.02.  Successor Substituted.
     ------------   ---------------------

               Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries as a whole in accordance with Section 5.01, the successor formed by such consolidation, or into or with which the Issuer is merged or to which such sale, lease, conveyance or other disposition is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, under this Indenture and the Securities with the same effect as if such successor person had been named as the Issuer, herein or therein.


                                    ARTICLE 6
                              DEFAULT AND REMEDIES

     Section 6.01.  Events of Default.
     ------------   -----------------

                    An "Event of Default" shall occur if:

               (1) the Issuer defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of thirty (30) days;

               (2) the Issuer defaults in the payment of the principal or premium, if any, of any Security when the same becomes due and payable at maturity, upon redemption, in connection with a Change of Control, an Asset Sale or otherwise;

               (3) the Issuer fails to observe or perform any covenant, condition or agreement on the part of the Issuer to be observed or performed pursuant to Section 4.07, 4.09, 4.10, 4.15, 4.16 or Article 5 hereof;

               (4) the Issuer fails to observe or perform any other covenant, condition or agreement in this Indenture or the Securities and such failure continues for the period and after the notice specified below;

               (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than the Securities) by the Issuer or any of its Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or is created hereafter, and the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness under which there has occurred a default, aggregates $3,000,000 or more;

               (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Issuer or any of its Subsidiaries and such judgment or judgments remain undischarged, unbonded or unstayed for a period of sixty (60) days, provided that the aggregate of all such judgments exceeds $[3,000,000];

               (7) The Issuer or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                    (a)  commences a voluntary case,

                    (b) consents to the entry of an order for relief against it in an involuntary case,

                    (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (d) makes a general assignment for the benefit of its creditors,

                    (e) admits in writing its inability to pay debts as the same become due;

               (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (a) is for relief against the Issuer or any of its Subsidiaries in an involuntary case,

                    (b) appoints a Custodian of the Issuer or any of its Subsidiaries or for all or substantially all of their property,

                    (c) orders the liquidation of the Issuer or any of its Subsidiaries.

                    and the order or decree remains unstayed and in effect for sixty (60) days; or

               (9) the Issuer denies or disaffirms its Obligations under the Securities.

               The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               A Default under clause (4) is not an Event of Default until the Trustee notifies the Issuer, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Issuer and the Trustee, of the Default and the Issuer does not cure the Default within sixty (60) days after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     Section 6.02.  Acceleration.
     ------------   ------------

               If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 6.01) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the then outstanding Securities by written notice to the Issuer and the Trustee may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured, paid or waived.

               In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Securities pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to __________, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Securities prior to such date pursuant to Section 3.07, then the premium payable for purposes of this paragraph for each of the years beginning on ________ of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment;

                         Year                               Percentage
                         ----                               ----------
                         1994  . . . . . . . . . . .
                         1995  . . . . . . . . . . .
                         1996  . . . . . . . . . . .
                         1997  . . . . . . . . . . .
                         1998  . . . . . . . . . . .

     Section 6.03.  Other Remedies.
     ------------   --------------

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.04.  Waiver of Past Defaults.
     ------------   -----------------------

               Holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on any Security held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.05.  Control by Majority.
     ------------   -------------------

               The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

     Section 6.06.  Limitation on Suits.
     ------------   -------------------

               A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

                    (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                    (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                    (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                    (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                    (5) during such sixty (60) day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 6.07.  Rights of Holders to Receive Payment.
     ------------   ------------------------------------

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 6.08.  Collection Suit by Trustee.
     ------------   --------------------------

               If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 6.09.  Trustee May File Proofs of Claim.
     ------------   --------------------------------

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
     7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10.  Priorities.
     ------------   ----------

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively;

               Third: without duplication, to Holders for any other Obligations owing to the Holders under this Indenture or the Securities; and

               Fourth: to the Issuer or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders.

     Section 6.11.  Undertaking for Costs.
     ------------   ---------------------

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                                    ARTICLE 7
                                     TRUSTEE

     Section 7.01.  Duties of Trustee.
     ------------   -----------------

                    (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                   (ii)  Except during the continuance of an Event of
                         Default:

                    (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or Obligations shall be read into this Indenture against the Trustee.

                    (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (iii) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (a) This paragraph does not limit the effect of paragraph (ii) of this Section.

                    (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                   (iv) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii) and (iii) of this Section.

                    (v) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                   (vi) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02.  Rights of Trustee.
     ------------   -----------------

                    (i) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                   (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (iii) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                   (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

                    (v) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

     Section 7.03.  Individual Rights of Trustee.
     ------------   ----------------------------

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

     Section 7.04.  Trustee's Disclaimer.
     ------------   --------------------

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities. The Trustee shall not be accountable for the Issuer's use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer's direction under any provision hereof, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

     Section 7.05.  Notice of Defaults.
     ------------   ------------------

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment on any Security pursuant to Section 6.01(1) or (2), the Trustee may withhold the notice if it determines that withholding the notice is in the interests of Holders.

     Section 7.06.  Reports by Trustee to Holders.
     ------------   -----------------------------

               Within sixty (60) days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (S)(S) 313(a) (but if no event described in TIA (S)(S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
     (S)(S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S)(S) 313(c).

               A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Issuer shall promptly notify the Trustee when the Securities are listed on any stock exchange.

     Section 7.07.  Compensation and Indemnity.
     ------------   --------------------------

               The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder and under the Intercreditor Agreement. The
     Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

               The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Intercreditor Agreement, except as set forth below. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its Obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The Obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

               The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

               To secure the Issuer's payment Obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.08.  Replacement of Trustee.
     ------------   ----------------------

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuer. The Issuer may remove the Trustee if:

                    (i)  the Trustee fails to comply with Section 7.10;

                   (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a Custodian or public officer takes charge of the Trustee or its property; or

                   (iv)  the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

               If a successor Trustee does not take office within sixty
     (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee after written request by any Holder fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Intercreditor Agreement. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
     7.07. Notwithstanding
     replacement of the Trustee pursuant to this Section 7.08, the Issuer's Obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

     Section 7.09.  Successor Trustee by Merger, etc.
     ------------   --------------------------------

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 7.10.  Eligibility; Disqualification.
     ------------   -----------------------------

               There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee is subject to TIA (S) 310(b).

     Section 7.11.  Preferential Collection of Claims Against Issuer.
     ------------   ------------------------------------------------

               The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

     Section 8.01.  Option to Effect Legal Defeasance or Covenant
     ------------   ---------------------------------------------
                    Defeasance.
                    ----------

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 8.02 or 8.03 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

     Section 8.02.  Legal Defeasance and Discharge.
     ------------   ------------------------------

               Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07, 2.10 and 4.02, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
     (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

     Section 8.03.  Covenant Defeasance.
     ------------   -------------------

               Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.16 and Article 5 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
     Section 6.01(3), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(4) through 6.01(8) shall not constitute Events of Default.

     Section 8.04.  Conditions to Legal or Covenant Defeasance.
     ------------   ------------------------------------------

               The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the outstanding Securities:

                    (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (1) the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and (2) any mandatory sinking fund payments or analogous payments applicable to the outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such nonallowable Government Securities to said payments with respect to the Securities.

                   (ii) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

                  (iii) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same time as would have been the case if such Covenant Defeasance had not occurred;

                   (iv) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Subsection 6.01(7) or 6.01(8) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                    (v) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

                   (vi)  In the case of an election under either Section
          8.02 or 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                  (vii)  In the case of an election under either Section
          8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                 (viii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

     Section 8.05.  Deposited Money and Government Securities to Be Held in
     ------------   -------------------------------------------------------
                    Trust; Other Miscellaneous Provisions.
                    --------------------------------------

               Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

               Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 8.06.  Repayment to Company.
     ------------   --------------------

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 8.07.  Reinstatement.
     ------------   -------------

               If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with
     Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section
     8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

     Section 9.01.  Without Consent of Holders.
     ------------   --------------------------

               The Issuer and the Trustee, as applicable, may amend this Indenture, the Securities and the Intercreditor Agreement without the consent of any Holder:

               (i)  to cure any ambiguity, defect or inconsistency;

              (ii)  to comply with Article 5 and Section 4.14;

             (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

              (iv) to make any change that does not adversely affect the legal rights hereunder or thereunder of any Holder.

               Upon the request of the Issuer, accompanied by a resolution of the Board of Directors of the Issuer authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.06 hereof required or requested by the Trustee, the Trustee shall join with the Issuer in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture, the Intercreditor Agreement or otherwise.

     Section 9.02.  With Consent of Holders.
     ------------   -----------------------

               The Issuer and the Trustee, as applicable, may amend this Indenture, the Securities and the Intercreditor Agreement with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities.

               Upon the request of the Issuer, accompanied by a resolution of the Board of Directors of the Issuer authorizing the execution of any such supplemental indenture or amendment, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the

     Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuer in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

               After a supplemental indenture or amendment under this Section becomes effective, the Issuer shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.04 and
     6.07 hereof, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Holder):

               (i) reduce the principal amount of Securities whose Holders must consent to an amendment or waiver;

              (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

             (iii) reduce the principal of or change the fixed maturity of any Security or alter the optional or mandatory redemption provisions or the price at which the Issuer shall offer to purchase such Securities pursuant to Sections 3.09 and 4.16 hereof;

              (iv) make any Security payable in money other than that stated in the Security;

               (v) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02; or

              (vi) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Security (other than a Default in the payment of an amount due as a result of an acceleration if the Holders rescind such acceleration pursuant to Section 6.02).

     Section 9.03.  Compliance with Trust Indenture Act.
     ------------   -----------------------------------

               If at the time of an amendment to this Indenture or the Securities, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 9.04.  Revocation and Effect of Consents.
     ------------   ---------------------------------

               Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

               The Issuer may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 or (ii) such other date as the Issuer shall designate.

     Section 9.05.  Notation on or Exchange of Securities.
     ------------   -------------------------------------

               The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Security thereafter authenticated. The Issuer in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

               Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

     Section 9.06.  Trustee to Sign Amendments. etc.
     ------------   -------------------------------

                    The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith or therewith, and that it will be valid and binding upon the Issuer in accordance with its terms. The Issuer may not sign an amendment or supplemental indenture until the Board of Directors of the Issuer approves it.


                                   ARTICLE 10
                             INTERCREDITOR AGREEMENT

     Section 10.01.  Authorization of Actions to Be Taken by the
     -------------   -------------------------------------------
                     Trustee Under the and the Intercreditor Agreement.
                     -------------------------------------------------

               Each Holder, by acceptance of a Security, consents and agrees to the terms of the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into the Intercreditor Agreement and to perform its Obligations and exercise its rights thereunder in accordance therewith. The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.


     Section 10.02.  Authorization of Receipt of Funds by the Trustee Under
     -------------   ------------------------------------------------------
                     the Intercreditor Agreement.
                     ---------------------------

               The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Intercreditor Agreement and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

     Section 10.03.  Conflicts.
     -------------   ---------

               As between the Credit Agent and the Trustee, this Indenture is expressly made subject to the Intercreditor Agreement.


                                   ARTICLE 11
                                  MISCELLANEOUS

     Section 11.01.  Trust Indenture Act Controls.
     -------------   ----------------------------

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

     Section 11.02.  Notices.
     -------------   -------

               Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

               If to the Issuer:

               Brown & Sharpe Manufacturing Company
               Precision Park
               200 Frenchtown Road
               North Kingstown, Rhode Island 02852-1700
               Attention:
               Telecopier No.:  (401) 886-2214

               with a copy to:

               Ropes & Gray
               1 International Place
               Boston, Massachusetts 02110
               Attention:  Howard K. Fuguet, Esq.
               Telecopier No.:  (617) 951-7050

               If to the Trustee:

               [To be supplied]
               Attn:  Corporate Trust Department
               Telecopier No.:  (212) [         ]


               The Issuer or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by a nationally recognized overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Section 11.03.  Communication by Holders with Other Holders.
     -------------   -------------------------------------------

               Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture and the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     Section 11.04.  Certificate and Opinion as to Conditions Precedent.
     -------------   --------------------------------------------------

               Upon any request or application by the Issuer to the Trustee to take any action under this Indenture or the Collateral Documents, the Issuer shall furnish to the Trustee:

               (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with.

     Section 11.05.  Statements Required in Certificate or Opinion.
     -------------   ---------------------------------------------

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that the person making such certificate or opinion has read such covenant or condition;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, provided, however, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

     Section 11.06.  Rules by Trustee and Agents.
     -------------   ---------------------------

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 11.07.  Legal Holidays.
     -------------   --------------

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 11.08.  No Recourse Against Others.
     -------------   --------------------------

               No director, officer, employee, agent, manager or stockholder of the Issuer, as such, shall have any liability for any Obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such Obligations. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

     Section 11.09.  Duplicate Originals.
     -------------   -------------------

               The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

     Section 11.10.  Governing Law.
     -------------   -------------

               The internal law of the State of New York shall govern and be used to construe this Indenture and the Securities.

     Section 11.11.  No Adverse Interpretation of Other Agreements.
     -------------   ---------------------------------------------

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or its Subsidiaries. No such indenture, loan or debt agreement may be used to interpret this Indenture.

     Section 11.12.  Successors.
     -------------   ----------

               All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 11.13.  Severability.
     -------------   ------------

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.14.  Counterpart Originals.
     -------------   ---------------------

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 11.15.  Table of Contents, Headings, etc.
     -------------   --------------------------------

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


     Dated as of _________, 1994        BROWN & SHARPE
                                         MANUFACTURING COMPANY



                                        By:
                                           ----------------------

     Attest:



     ----------------------------

     Dated as of           , 1994       _____________________________,
                 ----------              AS TRUSTEE


                                        By:
                                           ----------------------

     Attest:


     _____________________________

                                                                  EXHIBIT A

                               (Face of Security)

                                ___% SENIOR NOTE
                                    DUE ____

     No.                           $
                                    ---------
                      Brown & Sharpe Manufacturing Company

     promise to pay to __________________________________________ or registered assigns, the principal sum of ___________________ Dollars on _______,

     _____.

     Interest Payment Dates: _______________ and ______________

     Record Dates: ___________ and ___________ (whether or not a Business Day).


                              Dated:
                                    ----------------------------------------

                              BROWN & SHARPE MANUFACTURING
                               COMPANY


                              By:
                                 -------------------------------------------


     Trustee's Certificate of Authentication:

     This is one of the Securities referred to in the within-mentioned Indenture:


     _________________________________________,
     as Trustee

     By
       ----------------------------
          Authorized Signature

                               (Back of Security)

                                ___% SENIOR NOTE
                                    DUE ____


               1.   Interest.  Brown & Sharpe Manufacturing Company, a
                    --------
     Delaware corporation ("B&S"'), as obligor (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

               The Issuer shall pay interest in cash on the principal amount of this Security at a rate per annum of __%. The Issuer will pay interest semi-annually on ____________ and ____________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

               Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Issuer shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Securities. The Issuer shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

               2.   Method of Payment.  The Issuer will pay interest on the
                    -----------------
     Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer, however, may pay principal and interest by check payable in such money. The Issuer may mail an interest check to a Holder's registered address.

               3.   Paying Agent and Registrar.  Initially, the Trustee
                    --------------------------
     will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

               4.   Indenture.  The Issuer issued the Securities under an
                    ---------
     Indenture dated as of ________ 1994 (the "Indenture") between B&S and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Securities are limited to $75,000,000 in aggregate principal amount.

               5.   Optional Redemption.  At any time on or after ________,
                    -------------------
     [1998], the Issuer may redeem all or any of the Securities at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest to the redemption date, if redeemed in the 12-month period commencing _________ in the years indicated below:

               Year                                        Redemption Price
               ----                                        ----------------

          1998   . . . . . . . . . . . . . . . . . . . . . . . . .
          1999   . . . . . . . . . . . . . . . . . . . . . . . . .
          2000   . . . . . . . . . . . . . . . . . . . . . . . . .
          2001 and thereafter  . . . . . . . . . . . . . . . . . .     100%


               Notwithstanding the foregoing, at any time before _______, 1997, the Issuer may redeem Securities at a redemption price of 110% of the principal amount thereof, plus accrued interest to the date fixed for redemption, with the net proceeds of any public offering of common stock of the Issuer; provided that (i) no less than $56,250,000 aggregate principal amount of the Securities must remain outstanding after each such redemption and (ii) each such redemption must occur within 90 days of the receipt of the proceeds of such public offering.

               Notice of redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date to each Holder at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

               6.   Mandatory Redemption.  Subject to the Issuer's
                    --------------------
     Obligation to make an offer to repurchase Securities under certain circumstances pursuant to Section 4.10 and 4.16 of the Indenture (as described in paragraph 7 below), the Issuer has no mandatory or sinking fund Obligations with respect to the Securities.

               7.   Redemption or Repurchase at Option of Holder.  (a)  If
                    --------------------------------------------
     there is a Change of Control, the Issuer will be required to offer to purchase all Securities at 101% of the principal amount thereof, plus accrued interest to the date of purchase. Holders of Securities that are subject to an offer to purchase will receive an offer to purchase from the Issuer prior to any related purchase date, and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing on this reverse side of this Security.

               (b) If an Asset Sale is consummated, then within 180 days after consummation of such Asset Sale, the Issuer shall apply 100% of the Net Proceeds thereof to either (A) an investment in a Related Business, or (B) an Asset Sale Offer pursuant to the Indenture.

               8.   Denominations. Transfer Exchange.  The Securities are
                    --------------------------------
     in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of fifteen (15) days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

               9.   Persons Deemed Others.  Prior to due presentment to the
                    ---------------------
     Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Issuer may deem and treat the person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary. The registered holder of a Security shall be treated as its owner for all purposes.

               10.  Amendments and Waivers.  Subject to certain exceptions,
                    ----------------------
     the Indenture, the Securities and the Intercreditor Agreement may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture, the Securities and the Intercreditor Agreement may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Issuer's Obligations to Holders, to provide for uncertificated Securities and to make any change that does not adversely affect the rights of any Holder.

               11.  Defaults and Remedies.  Events of Default under the
                    ---------------------
     Indenture include in summary form: default in payment of interest on the Securities for thirty (30) days; default in payment of principal on the Securities; failure by the Issuer to comply with the covenants relating to Restricted Payments, incurrence of Indebtedness, Asset Sales and Mergers and Consolidations; failure by the Issuer to comply with certain of its other agreements in the Indenture or the Securities and the continuance of such default or breach for sixty
     (60) days after notice; defaults in certain Indebtedness; certain final judgments which remain undischarged, unbonded or unstayed; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interests of the Holders. The Issuer must furnish an annual compliance certificate to the Trustee.

               12.  Trustee Dealings with Issuer.  The Trustee under the
                    ----------------------------
     Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

               13.  No Recourse Against Others.  No director, officer,
                    --------------------------
     employee, agent, manager or stockholder, as such, of the Issuer shall have any liability for any Obligations of the Issuer under the Indenture or the Securities, or for any claim based on, in respect of or by reason of such Obligations. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

               14.  Authentication.  This Security shall not be valid until
                    --------------
     authenticated by the manual signature of the Trustee or an authenticating agent.

               15.  Abbreviations.  Customary abbreviations may be used in
                    -------------
     the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               16.  CUSIP Numbers.  Pursuant to a recommendation
                    -------------
     promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused a CUSIP number to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               17.  Intercreditor Agreement.  Each Holder, by accepting a
                    -----------------------
     Security, agrees to be bound by all terms and provisions of the Intercreditor Agreement, as the same may be amended from time to time.

               The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the Intercreditor Agreement. Request may be made to:


               Brown & Sharpe Manufacturing Company
               Precision Park
               200 Frenchtown Road
               North Kingstown, RI  02852-1700
               Attention:  _______________________

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to _____________________________________________
                                   (Insert assignee's soc. sec. or tax I.D. no.)


     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)



     and irrevocably appoint ___________________________________________________
     agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


     ---------------------------------------------------------------------------


     Date:
          --------------------


                            Your Signature:
                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                            the face of this Security)



     Signature Guarantee.*


     ----------------------------
     * Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal officer of the registrar is located or by a member of a national securities exchange.

                       OPTION OF HOLDER TO ELECT PURCHASE


     1. If you want to elect to have all or any part of this Security purchased by the Issuer pursuant to Section 4.16 of the Indenture, state the amount you elect to have purchased (if all, write "ALL"): $
                          ---------

     2. If you want to elect to have this Security redeemed by the Issuer pursuant to Section 3.09 of the Indenture (Redemption by Application of Net Proceeds from Asset Sales), check this box [_]




     Date:
          ---------------

                       Your Signature:
                                      -----------------------------------------
                                      (Sign exactly as your name appears on the face of this Security)



     Signature Guarantee.*



     ------------------------------
     * Your signature must be guaranteed by a commercial bank or trust company located, or having a correspondent located, in The City of New York or the city where the principal officer of the registrar is located or by a member of a national securities exchange.